UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2007

Allion Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17821	11-2962027

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Walt Whitman Road, Suite 105, Melville, New York 11747

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 547-6520

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairment.

On April 2, 2007, Ground Zero Software, Inc. (“Ground Zero”) notified Allion Healthcare, Inc. (the “Company”) of the termination of the license for the LabTracker - HIV™ software pursuant to the terms of the Distribution and License Agreement, dated March 1, 2005 (the “License Agreement”), between Oris Medical Systems, Inc. (“Oris”) and Ground Zero. Oris assigned the License Agreement to the Company when the Company acquired substantially all of Oris’ assets in July 2005.

As a result of the termination of the License Agreement, the Company concluded on or about April 4, 2007 that it will record a non-cash charge of approximately $600,000 to its results of operations for fiscal 2007 to reflect an impairment of its intangible asset related to the LabTracker license.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLION HEALTHCARE, INC. (Registrant)
April 5, 2007	/s/ James G. Spencer
By: James G. Spencer
Its: Chief Financial Officer